Exhibit 99. (j)
INDEPENDENT AUDITORS’ CONSENT

TCW Premier Funds:

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-96757 of TCW Premier Funds on Form N-1A of our report dated December 11, 2002 on the Statement of Assets and Liabilities of the TCW Premier Funds as of December 11, 2002 which is included in the Statement of Additional Information of such Registration Statement, and to the reference to us under the heading “Independent Auditors” in such Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California
December 11, 2002